Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Fushi Copperweld, Inc. (the "Company"), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2012 fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2012

/s/ Li Fu
Li Fu
Co-Chief Executive Officer
(principal executive officer)

/s/ Joseph J. Longever
Joseph J. Longever
Co-Chief Executive Officer
(principal executive officer)

/s/ Craig H. Studwell
Craig H. Studwell
Chief Financial Officer
(principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to Fushi Copperweld, Inc. and will be retained by Fushi Copperweld, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.